Exhibit 99.1

 (OTCQX: FMCB) July 24, 2025  2025  Mid-Year Update

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Our Story  Founded in 1916; Headquartered in Lodi, CA  Serving Central California; 33 locations; 380 employees  Expanded into San Francisco Bay Area in 2013  ROA  1.67%  ROE  15.37%  Expertise in Ag Lending >100 years; 18th largest in US  Unique premier region; CA 4th largest economy in the world  Full complement of products & services; commercial middle  market focus; diversified portfolio; relationship driven  RBC  TCE  Extraordinarily consistent and reliable profitable growth  Strategic focus on superior client service  15.36%  11.08%  Serve our constituents – customers, shareholders,  communities, employees  Assets  $5.5bn  NIM 4.13%  Note: As of or YTD ended June 30, 2025

 (FMCB)  #1 Performing Bank in the U.S. in 2022, #2 in 2023 and #3 in 2024  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Geographic Markets  Market Area Metrics:  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Population of 6.6 million (1)  GDP of $539 billion (2)  Median household income of $97,861 (1)  Diversified industries  Territory stretches 100 miles north to south and 60 miles east to west  Majority of the State’s watershed occurs in the Bank’s territory  Source: United States Census Bureau as of 12/31/2024.  Source: Federal Reserve Bank of St. Louis (FRED) as of 12/31/2023.

FARMERS & MERCHANTS BANCORP (FMCB)

Mid-Year Financial Highlights

(dollars in thousands, except per share amounts)	Three-Months Ended June 30, 2025	Three-Months Ended March 31, 2025	Three-Months Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Net income	$ 23,055	$ 23,009	$ 21,767	$ 46,064	$ 44,490
Diluted earnings per common share	$ 32.94	$ 32.86	$ 29.39	$ 65.80	$ 59.95
Tangible book value per common share	$ 835.33	$ 807.72	$ 761.62	$ 835.33	$ 761.62
Return on average assets	1.65%	1.70%	1.58%	1.67%	1.65%
Return on average equity	15.09%	15.65%	15.33%	15.37%	15.82%
Net interest margin - tax equivalent	4.07%	4.20%	3.91%	4.13%	4.02%
Loan yield	6.08%	6.07%	6.13%	6.07%	6.11%
Cost of average total deposits	1.31%	1.17%	1.51%	1.25%	1.39%
Efficiency ratio	44.88%	43.86%	45.77%	44.37%	45.35%
Average investments	$ 1,294,454	$ 1,255,556	$ 1,052,530	$ 1,277,090	$ 1,033,178
Average loans	$ 3,619,029	$ 3,610,588	$ 3,689,281	$ 3,615,624	$ 3,675,286
Average deposits	$ 4,889,001	$ 4,729,770	$ 4,781,528	$ 4,810,139	$ 4,717,477
Loan-to-deposit ratio	76.38%	72.23%	80.32%	76.38%	80.32%
Allowance for credit losses - loans	$ 76,169	$ 75,423	$ 75,032	$ 76,169	$ 75,032
Allowance for credit losses ratio - loans	2.09%	2.10%	2.03%	2.09%	2.03%
Net charge-offs/(recoveries)	$ 544	$ 160	$ (14)	$ 704	$ (67)
Non-performing assets ratio	0.02%	0.02%	0.02%	0.02%	0.02%
Risk-based capital to risk-weighted assets	15.36%	15.23%	14.58%	15.36%	14.58%
Common equity tier 1 capital to risk-weighted assets	13.88%	13.75%	13.09%	13.88%	13.09%
Tangible common equity ratio [1]	11.08%	10.40%	10.72%	11.08%	10.72%

(1) Non-GAAP measurement - see appendix for reconciliation

TRUSTED FOR GENERATIONS

©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

5

OVER 100 YEARS STRONG

 (FMCB)  History of Steady & Reliable Growth  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  3-Year  5-Year  10.9%  (1.3%)  7-Year  16.4%  5.6%  10-Year  14.1%  4.7%  15-Year  11.6%  10.5%  20-Year  9.9%  2.8%  KRX Median  13.8% (8.8%)  Superior Long Term EPS Track Record  Core EPS CAGR (%)(1)  Source: S&P Global. Financial data as of the year ended 12/31 for each respective year through 12/31/2024. Note I: KRX calculated as the median of the current 50 KRX constituents.  Note II: Core net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and  available for sale securities, amortization of intangibles, goodwill and nonrecurring items.  CAGRs calculated through 2024.  2025 YTD core EPS shown on an annualized basis.  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  KRX Median  3-Year  12.1%  (1.6%)  5-Year  12.4%  0.7%  7-Year  11.7%  2.9%  10-Year  10.4%  3.6%  15-Year  9.3%  4.3%  20-Year  9.1%  4.1%  Top Tier TBV Compounded Growth  TBVPS CAGR (%)(1)  Source: S&P Global. Financial data as of the year ended 12/31 for each respective year through 12/31/2024. Note: KRX calculated as the median of the current 50 KRX constituents.  CAGRs calculated through 2024.  Non-GAAP measurement – see appendix for reconciliation  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Balance Sheet Highlights  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Earnings Highlights  NIM is on a tax equivalent basis  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Returns and Capital Position  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Liquidity Position  Investment portfolio as of 6/30/25: $1.3 billion  Tax Equivalent Yield – 3.25%  Weighted Average Life – 8.0 years  Effective Duration – 5.7 years  YTD 2025 purchases of $126.0 million (Avg. Yield of 5.74%; WAL of 7.8 years)  No other borrowings as of 6/30/25  No brokered CDs as of 6/30/25  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Composition of Loans & Deposits  As of or YTD ended June 30, 2025  Loan composition – 58% fixed; 42% variable  Loan-to-deposit ratio – 76.38% as of 6/30/25  Cost of average total deposits – 1.25% for YTD 2025  Cost of total interest bearing deposits – 1.81% for YTD 2025  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Expertise in Agriculture  18th largest Ag lender in the US  Uniquely located in the premier agricultural region of the Central Valley from a climate, soil and water perspective  Ag lender for over 100 years  Diversified Ag portfolio  Ag related lending is approximately $1.0 billion or 27.0% of our loan portfolio as of 6/30/25  Significant Ag related deposits  Strong credit culture   Net recoveries of $2,000 over the last 10 years from 2015 to 2024; net charge-offs of  $414,000 as of YTD ended  6/30/25   No non-performing loans as of 3/31/25 and 6/30/25  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  CRE & Construction Portfolio  CRE & Construction portfolio represents 43.6% of total loan portfolio as of 6/30/25  Operate below the regulatory thresholds of 100% for  construction and 300% for total CRE; as of 6/30/25:  Construction concentration – 26.6%  Total CRE concentration – 166.3%  Well-diversified; strong credit culture  Net charge-offs of $170,000 for CRE and zero for construction over the last 5 years from 2020 to 2024; net charge-offs of $175,000 as of YTD ended 6/30/25  No non-performing loans as of 3/31/25 and 6/30/25  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Credit Quality  Net recoveries of $3.0 million over the last 10 years (2015-2024); Adopted CECL on 1/1/22  Net charge-offs of $704,000 for YTD 2025; $682,000 for full year 2024  No non-performing loans as of 6/30/25; $929,000 or 0.03% of total loans and leases as of 12/31/24  Allowance for Credit Losses (ACL) on loans and leases of $76.2 million or 2.09% of total loans and leases as of 6/30/25  Experienced lenders, conservative and disciplined credit culture  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Shareholder Returns  Average annual total shareholders’ return of 12.88% over the last 28 years; through 12/31/24  Annual cash dividend growth rate of 10.80% over the last 28 years; through 12/31/24  Since 12/31/19 reduced the number of outstanding shares by 11.76% through 12/31/24  In 2024, repurchased 48,173 shares or 6.44% of outstanding shares; repurchased 5,249 shares during the six months ended 6/30/25  Ranked 17th out of 55 public companies to be considered a “Dividend King”; requires 50+ years of consecutive dividends; F&M has delivered 90 years of consecutive dividends and 60 years of continuous increases  Based on the dividend record date; semi-annual dividend  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

FARMERS & MERCHANTS BANCORP (FMCB)

Awards & Recognition

2023 Top 50 Community Banks
$3B - $10B in assets
S&P Global Market Intelligence

BankDirector. RANKING BANKING. THE BEST U.S. BANKS

AMERICA'S BEST BANKS 2022 Newsweek LendingTree

2025
#5 Dividend Champion
Based on expected returns over the next 5 years
Rating as of July 2025

"Dividend King"
#17 out of 55 companies

2023
#4 Community Bank in the U.S.
Assets of $3-10B • Rating as of December 2023

2022
#1 – Best Performing Bank in the U.S.
All Asset Classes • Rating as of July 2023

2023
#2 – Best Performing Bank in the U.S.
All Asset Classes • Rating as of July 2024

2024
#3 – Best Performing Bank in the U.S.
All Asset Classes • Rating as of July 2025

2022
#1 Community Bank in California
Rating as of October 2021

F&M Bank is rated as one of the nation's safest banks by nationally recognized bank rating firms(1) :

BauerFinancial, Inc. – **"5-Star, Superior Bank" & "Best of Bauer"**
The Findley Reports – **"Super Premier Performer"**
VERIBANC® – **"Blue Ribbon Bank Commendation of Excellence"**

(1) BauerFinancial rating as of 1/26/2025. The Findley Reports rating is an annual award as of 12/31/2024. The Veribanc rating is an annual award as of 9/30/2024.

TRUSTED FOR GENERATIONS
©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.
18
OVER 100 YEARS STRONG

 (FMCB)  Recent/Future Locations  Danville – Opened October 2024 Downtown Walnut Creek (under construction)  Elk Grove – Corner of Laguna and Big Horn  (pre-construction phase)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  FMCB Investment Thesis  Consistent earnings growth and superior shareholder returns  Steady and strong growth in tangible book value per share  History of 90 consecutive years of dividends with 60 years of increases  Unique expertise in Ag lending results in a more diversified loan portfolio resulting in a lower CRE concentration  Geographically located in a premier location of the Central Valley and Bay  Area of California where the majority of the State’s watershed flows  Seasoned management team with deep and diverse banking experience  Highly efficient branch network with premier locations  Strong and disciplined credit culture  Well-positioned, diversified and strong balance sheet with conservative loan-to-deposit ratio

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Appendix

FARMERS & MERCHANTS BANCORP (FMCB)

Non-GAAP Measurements

Tangible Common Equity Ratio and Tangible Book Value Per Common Share	December 31, 2020	2021	2022	2023	2024	June 30, 2025
(Dollars in thousands, except per share data)						
Shareholders' equity	$ 423,665	$ 463,136	$ 485,308	$ 549,755	$ 573,072	$ 618,532
Less: Intangible assets	15,196	14,585	13,992	13,419	12,870	12,609
Tangible common equity	$ 408,469	$ 448,551	$ 471,316	$ 536,336	$ 560,202	$ 605,923
Total assets	$4,550,453	$5,177,720	$ 5,327,399	$ 5,308,928	$ 5,370,196	$5,478,773
Less: Intangible assets	15,196	14,585	13,992	13,419	12,870	12,609
Tangible assets	$4,535,257	$5,163,135	$ 5,313,407	$ 5,295,509	$ 5,357,326	$5,466,164
Tangible common equity ratio[1]	9.01%	8.69%	8.87%	10.13%	10.46%	11.08%
Book value per common share[2]	$ 536.53	$ 586.51	$ 631.63	$ 735.00	$ 818.91	$ 852.72
Tangible book value per common share[3]	$ 517.28	$ 568.04	$ 613.42	$ 717.05	$ 800.52	$ 835.33
Common shares outstanding[4]	789,646	789,646	768,337	747,971	699,798	725,367

(1) Tangible common equity divided by tangible assets.
(2) Total common equity divided by common shares outstanding.
(3) Tangible common equity divided by common shares outstanding.
(4) In 2025, replaced Non-Qualified Retirement Plan with a Restricted Stock Plan

TRUSTED FOR GENERATIONS

22

OVER 100 YEARS STRONG
©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.

(FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.  Forward-Looking Statements  This presentation may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements in this presentation include, without limitation, statements regarding the Company’s strategic positioning and focus, growth, competitive positioning and prospects, and new branch locations (either planned or under construction). Forward-looking statements in this presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by such forward-looking statements. Such risk factors include, among others: the effects of and changes in monetary and fiscal policies, including the interest rate policies of the Federal Open Market Committee and their effects on inflation risk; financial and regulatory policies of the United States government; tariffs; political and economic uncertainty, including any decline in global, domestic or local economic conditions or the stability of credit and financial markets; and other relevant risks detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website. All such factors are difficult to predict and are beyond the Company's ability to control or predict. There also may be additional risks that the Company does not presently know, or that the Company currently believes to be immaterial, that could also cause actual results to differ materially and adversely from those contained in these forward-looking statements. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this presentation or otherwise, except as may be required by applicable law.

 (FMCB)  10  ©2025 Farmers & Merchants Bank of Central California. All Rights Reserved.